SECURITIES AND EXCHANGE
                                   COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                          Date of Report: July 8, 1999


                         CHEQUEMATE INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Utah                                                76-0279816
         ----------------------------                        ------------------
         (State or other jurisdiction                        (I.R.S. Employer
         or incorporation)                                   Identification No.)


         33-38511-FW
         ------------------------
         (Commission File Number)


         57 West 200 South, Suite 350
         Salt Lake City, UT                                   84101
         ----------------------------                         ----------
         (Address of principal                                (Zip Code)
         executive offices)


Registrant's telephone number, including area code: (801) 322-1111
                                                    --------------


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ITEM 2. Acquisition or Disposition of Assets.
---------------------------------------------

         On July 8, 1999, Chequemate International, Inc. ("registrant") executed an Asset Purchase Agreement with King Farms, Inc., an Illinois corporation doing business as Hotel Movie Express ("Seller"). Neither the Seller nor the officers, directors or shareholders of the Seller have any relationship to the registrant. This has been an arm's length transaction between the registrant and the Seller. A copy of the Asset Purchase Agreement, exclusive of voluminous or confidential exhibits, is attached to this report.

         In the transaction, the registrant purchased equipment necessary to provide "pay per view" television and movie services to hotels. Pay per view services provide hotel guests with options to watch in-room movies which have recently finished being shown at theaters but which have not been released to the viewing public in the form of video tape or DVD disks. The pay per view services acquired in this transaction allow a hotel guest to choose and view a movie on demand, at any time during the day. The guest is then billed by the hotel for this viewing. The hotel in turn pays the service provider the contracted rate per room on a monthly basis.

         The registrant purchased the assets by delivering $150,000.00 to the Seller at the time of the purchase. The registrant also issued to the Seller 125,000 shares of the registrant's restricted stock, the stock having an estimated value of $2.80 per share at the time of the purchase. The registrant and the Seller have agreed that the registrant would file a registration statement for these shares by the 6th day of September, 1999.

         The registrant has used in part the representations of the Seller regarding revenues derived from the acquired assets to determine the value of the pay per view contracts which were transferred from the Seller. The registrant has also relied upon its market research on the value of pay per view contracts and upon bids which it obtained from independent parties at the time of its December 8, 1998 acquisition of similar assets to determine the current market value for the acquired assets.

         The typical equipment system for a single hotel includes a personal computer, which has the necessary software to run the complete system. The computer will keep track of the individual rooms which view a movie, the number of movies viewed and the total billing charges for the viewed movies. Along with the computer, the system includes a number of VCR machines. The VCRs are installed into a permanent rack. The VCRs are controlled by the computer. The guest can tune into the chosen movie using a selection box situated on or near

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the in-room television set. The guest selects the movie at the box, the box then
"communicates" the selection to the computer and the computer turns the appropriate switch, allowing the movie to be shown in the guest's room.

         The Seller has obtained the pay per view assets and contracts from a secured lender who received the assets by assignment from the debtor in lieu of a foreclosure. At the time of the closing of the transaction and the filing of this report, a complete review of all possible conflicting claims to the assets has not been completed. However, it appears that in all states where searches for conflicting secured interests have been completed, the registrant has secured clear title to the assets. The registrant is acquiring the pay per view contracts and assets to 21 hotels located in the states of California, Idaho, New Mexico, Nevada, Texas, Utah and Washington. Pursuant to the contracts, there are a total of 2,856 hotels rooms receiving pay per view services at the hotels identified in Schedule 1.1 of the Agreement, which is included as the final two pages of this report.

         The Seller assigned the pay per view contracts as part of the Agreement and the registrant is to obtain consents for the assignment of the contracts by each of the hotels under contract. The contractual rights to provide pay per view services to the hotels is considered to be an important component in the registrant's purchase of these assets.

ITEM 5.  Other Business.
------------------------

         Effective May 31, 1999, Chuck Coonradt resigned as a member of the board of directors of the Company. Mr. Coonradt indicated that his resignation was attributable to his desire to focus his efforts on his other business interests. At the time of the board meeting held on July 21, 1999, J. Michael Heil was appointed to serve as a member of the board of directors to take the place vacated by Mr. Coonradt. Since September of 1998, Mr. Heil has been serving as the CEO of the Company. It is also anticipated that the shareholders will elect directors at the annual shareholders' meeting of the Company, which has been scheduled for September 24, 1999.

ITEM 7.  Financial Statements, Pro Forma, Financial Information and Exhibits.
-----------------------------------------------------------------------------

         (c)      Exhibits
                  --------

Documents                                       Exhibit No.               Page
---------                                       -----------               ----

Hotel Movie Express Purchase Agreement             10.1                    5

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                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

         DATED this 22nd day of July, 1999.

                                                 CHEQUEMATE INTERNATIONAL, INC.



                                                 By   /s/ Steven B. Anderson
                                                   -------------------------
                                                      Steven B. Anderson
                                                      Chief Financial Officer



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